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                                                                EXHIBIT 10.18




                                MARTIN MARIETTA

                   EXECUTIVE SPECIAL EARLY RETIREMENT OPTION

                                      AND

                      PLANT CLOSING RETIREMENT OPTION PLAN





                                 APRIL 5, 1993
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SECTION I.

ELIGIBILITY

                 Employees who: (1) are Highly Compensated Employees as defined under Section 414(q) of the Internal Revenue Code of 1986, as amended, (2) are eligible to receive either a Special Early Retirement Option or a Plant Closing Pension Option under Paragraphs V 5 or 6 of the Martin Marietta Pension Plan for Employees of Transferred GE Operations and (3) have their Pension benefits and other payment limited under Paragraphs V 5 or 6 of the Martin Marietta Pension Plan for Employees of Transferred GE Operations shall be eligible to receive a SERO or Plant Closing Supplement under this Plan in accordance with
Section II.


SECTION II.

SERO SUPPLEMENT

                 The amount of the "SERO or Plant Closing Supplement" payable under this Plan to an Employee, Surviving Spouse or beneficiary shall be equal to the excess (if any) of:

         a. the Pension, Survivor benefit or death benefit that the Employee, Surviving Spouse or beneficiary would have received under the Special Early Retirement option or Plant Closing Pension Option (whichever is applicable) under the Martin Marietta Pension Plan for Employees of Transferred GE Operations but for the limitations on such benefit imposed on Highly Compensated Employees by the Martin Marietta Pension Plan for Employees of Transferred GE Operations pursuant to Paragraphs V 5 or 6 thereof, over

         b. the Pension, Survivor benefit or death benefit that the Employee, Surviving Spouse or beneficiary received under the Special Early Retirement Option or Plant Closing Pension Option under the Martin Marietta Pension Plan for Employees of Transferred GE Operations.


SECTION III.

PAYMENT OF SERO OR PLANT CLOSING SUPPLEMENT

1. All SERO or Plant Closing Supplements provided for hereunder shall be paid in
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the same form and manner as the Special Early Retirement Option or Plant
Closing Pension Option benefit is payable to such Employee, Surviving Spouse or beneficiary under the Martin Marietta Pension Plan for Employees of Transferred GE Operations.

2. If an Employee's Pension under the Martin Marietta Pension Plan for Employees of Transferred GE Operations is suspended for any month in accordance with the re-employment provisions thereof, the Employee's SERO or Plant Closing Supplement for that month shall likewise be suspended under this Plan.


SECTION IV.

BENEFICIARY

                 An Employee's beneficiary for the purposes of this Plan shall be the beneficiary designated by him under the Martin Marietta Pension Plan for Employees of Transferred GE Operations.


SECTION V.

ADMINISTRATION

1. This Plan shall be administered by the Administrative Committee, which shall have authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions which may arise in connection with this Plan.

2. In the administration of this Plan, the Administrative Committee may, from time-to-time, employ agents and delegate to them such administrative duties as it sees fit and may, from time-to-time, consult with counsel, including counsel to the Company.

3. The decision or action of the Administrative Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations thereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.


SECTION VI.

AMENDMENT AND TERMINATION

                 The Company reserves the right, by action of the Martin Marietta Board of Directors, to amend, modify or terminate, either retroactively or prospectively, any or





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all of the provisions of this Plan; provided, however, that no such action on its part shall adversely affect the rights of Employee, Surviving Spouse or beneficiaries without the consent of such Employee (or Surviving Spouse or beneficiaries, if the Employee is deceased) with respect to any SERO or Plant Closing Supplement that is actually being paid under this Plan.


SECTION VII.

GENERAL CONDITIONS

1. The Plan shall be unfunded, unsecured and nonassignable, and shall not be a trust for the benefit of any Employee, Surviving Spouse or beneficiary.

2. No Employee and no other person shall have any legal or equitable rights or interest in this Plan that are not expressly granted in this Plan. Participation in the Plan does not give any person any right to be retained in the Service of his employer. The right and power of the Company to dismiss or discharge any Employee is expressly reserved.

3. Terms used in the Plan shall have the same meaning as under the Martin Marietta Pension Plan for Employees of Transferred GE Operations unless otherwise noted.

                 IN WITNESS WHEREOF, this Martin Marietta Executive Special Early Retirement Option and Plant Closing Retirement Option Plan was executed as of April 5, 1993.

                                                   MARTIN MARIETTA CORPORATION


                                                   /s/ BOBBY F. LEONARD
- ------------------------------                     ---------------------------
Witness                                            Title:  Vice President,
                                                           Human Resources




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